Exhibit 99.1

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Medical Membership (a)(b)(c)(d)	ADJUSTED MEDICAL MEMBERSHIP DATA (e)
	3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001	12/31/2000	12/31/1999
California
Large Group (f)	4,437,222	4,132,680	4,044,484	3,959,472	3,868,920	3,784,187	3,441,802
ISG	1,576,809	1,564,691	1,577,292	1,561,767	1,577,566	1,583,630	1,504,274
Senior (g)	232,470	215,983	214,351	209,353	205,768	208,241	196,266
Total California	6,246,501	5,913,354	5,836,127	5,730,592	5,652,254	5,576,058	5,142,342

Central Region
Missouri
Large Group (f)	1,320,764	27,485	27,750	27,694	29,083	32,482	34,303
ISG	228,464	628	639	632	739	1,758	4,036
Senior (g)	43,585	121	121	117	113	91	98
Missouri	1,592,813	28,234	28,510	28,443	29,935	34,331	38,437

Illinois
Large Group (f)	756,805	430,689	437,740	434,634	454,050	459,282	247,027
ISG	123,530	90,555	83,449	76,260	68,252	67,550	35,417
Senior (g)	12,653	12,112	11,827	11,261	10,758	10,936	4,381
Total Illinois	892,988	533,356	533,016	522,155	533,060	537,768	286,825

Texas
Large Group (f)	340,581	313,872	312,132	310,171	336,409	304,367	277,765
ISG	188,905	176,473	170,933	162,867	161,590	167,845	168,517
Senior (g)	511	317	321	326	334	222	22,224
Total Texas	529,997	490,662	483,386	473,364	498,333	472,434	468,506

Other States
Large Group (f)	1,655,171	1,495,666	1,404,080	1,403,663	1,407,639	1,397,004	1,371,255
ISG	92,230	86,858	82,506	78,923	78,185	94,788	111,185
Senior (g)	20,823	18,025	17,030	15,436	14,342	10,055	12,581
Total Other States	1,768,224	1,600,549	1,503,616	1,498,022	1,500,166	1,501,847	1,495,021

Georgia
Large Group (f)	1,577,508	1,543,919	1,521,570	1,508,004	1,497,263	43,179	53,256
ISG	365,294	346,357	333,069	317,888	299,910	34,185	30,100
Senior (g)	70,872	71,616	74,882	77,614	78,655	1,050	516
Total Georgia	2,013,674	1,961,892	1,929,521	1,903,506	1,875,828	78,414	83,872
Total Medical Membership	13,044,197	10,528,047	10,314,176	10,156,082	10,089,576	8,200,852	7,515,003

ASO Membership (h)
California	1,454,017	1,367,936	1,377,145	1,354,284	1,325,406	1,310,775	1,217,957
Central Region	2,995,005	1,535,953	1,493,236	1,498,333	1,532,903	1,541,172	1,566,675
Georgia	894,569	895,799	889,969	889,202	887,341	23,185	29,934
Total ASO Membership	5,343,591	3,799,688	3,760,350	3,741,819	3,745,650	2,875,132	2,814,566

Risk Membership
California	4,792,484	4,545,418	4,458,982	4,376,308	4,326,848	4,265,283	3,924,385
Central Region	1,789,017	1,116,848	1,055,292	1,023,651	1,028,591	1,005,208	722,114
Georgia	1,119,105	1,066,093	1,039,552	1,014,304	988,487	55,229	53,938
Total Risk Membership	7,700,606	6,728,359	6,553,826	6,414,263	6,343,926	5,325,720	4,700,437

Total Medical Membership	13,044,197	10,528,047	10,314,176	10,156,082	10,089,576	8,200,852	7,515,003

Medical Membership Footnotes

(a)           Membership numbers are approximate and include some estimates based upon the number of contracts at the relevant date and an actuarial estimate of the number of members represented by the contract.

(b)           Classification between states for employer groups is determined by the zip code of the subscriber.

(c)           Membership data as of December 31, 2000 and as of all subsequent dates includes members resulting from the Company’s March 2000 acquisition of Rush Prudential Health Plans, which had approximately 0.3 million members at closing. Membership data as of March 31, 2001 and as of all subsequent dates includes members resulting from the Company’s March 2001 merger with Cerulean Companies, Inc. which had approximately 1.9 million members at closing. Membership data as of March 31, 2002 includes members resulting from the Company’s January 2002 merger with RightCHOICE Managed Care, Inc. (“RightCHOICE”), which had approximately 2.1 million members at closing.

(d)           Large Group membership includes the following state-sponsored program members:

3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001	12/31/2000	12/31/1999
1,319,960	1,075,026	984,431	948,879	891,814	813,468	709,598

(e)           Membership numbers for all dates prior to March 31, 2002 have been adjusted to include members from two Company-owned or  Company-controlled rental networks as well as the Company’s proportionate share of members associated with a joint venture providing Medicaid services in Puerto Rico. Membership numbers as of March 31, 2002 also include members from these entities. The total members associated with these entities for each date are as follows:

3/31/2002	12/31/2001	9/30/2001	6/30/2001	3/31/2001	12/31/2000	12/31/1999
386,786	381,102	321,412	320,991	325,747	331,733	215,000

As a result of the Company’s merger with RightCHOICE and in order to reflect only medical membership numbers across the Company’s various operating subsidiaries, the Company has excluded certain members for which RightCHOICE provides workers’ compensation managed care services, which RightCHOICE previously reflected as members. There were approximately 932,873 and 782,800 such members as of March 31, 2002 and 2001, respectively. The Company’s membership numbers as of March 31, 2002 have also been adjusted to eliminate approximately 133,701 shared members that are enrolled in UNICARE plans using the HealthLink networks. Finally, the Company has also excluded certain members participating in a national Blue Cross and Blue Shield Association program that were previously included as medical members by RightCHOICE. There were approximately 110,038 and 80,662 members in this program in the former RightCHOICE business as of March 31, 2002 and 2001, respectively.

(f)            Medical membership includes management services and network services members, which are primarily included in the Large Group membership for each respective state.

(g)           Senior membership includes members covered under both Medicare risk and Medicare supplement products.

(h)           ASO membership represents members for which the Company provides administrative services only and does not assume full insurance risk.